UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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HCC Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 27, 2009
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
13403 Northwest Freeway
Houston, Texas 77040
(Address of principal executive offices, including zip code)
(713) 690-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     HCC Insurance Holdings, Inc. (the “Company”) has hired William T. Whamond to succeed Edward H. Ellis, Jr. as Chief Financial Officer. Under the terms of an Employment Agreement between Mr. Whamond and the Company, effective May 1, 2009 (the “Employment Agreement”), Mr. Whamond will assume the position of Executive Vice President on May 1, 2009. He will assume the position of CFO on a date of Mr. Whamond’s choosing after May 22, 2009, but no later than August 11, 2009. Mr. Whamond is required to provide three days notice to the Company prior to his assumption of office. Mr. Ellis will remain with the Company as an Executive Vice President after Mr. Whamond succeeds to the CFO position.
     Prior to joining HCC, Mr. Whamond, 42, served in varying capacities with Wachovia Capital Markets, LLC from 2002 to the present, including Managing Director, Mergers and Acquisitions — Head of Financial Institutions M&A. Prior to 2002, he was employed in the investment banking industry with several firms, including Goldman, Sachs & Co., from 1993 to 2002, CS First Boston Corp., from 1990 to 1993, and Drexel Burnham Lambert, Inc., from 1988 to 1990.
     Pursuant to the Employment Agreement, Mr. Whamond will receive an annual base salary of $750,000, and is eligible to receive an annual cash and/or stock bonus payment determined in accordance with the Company’s 2008 Flexible Incentive Plan, if Mr. Whamond is a participant in such plan, or if Mr. Whamond is not a participant, as determined by the Company’s Chief Executive Officer. The term of Mr. Whamond’s Employment Agreement expires on April 30, 2013. A copy of the Employment Agreement is attached as Exhibit 10.1, and is incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
     The Company issued a press release on April 29, 2009, announcing the the appointment of Mr. Whamond as Executive Vice President and CFO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed or furnished, as the case may be, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment agreement between William T. Whamond and HCC Insurance Holdings, Inc., effective May 1, 2009.

99.1	Press Release dated April 29, 2009.
     The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
     Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President & General Counsel

DATED: April 29, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment agreement between William T. Whamond and HCC Insurance Holdings, Inc., effective May 1, 2009.

99.1	Press Release dated April 29, 2009.

Exhibit 10.1
Execution Copy
EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (“Agreement”) is entered into effective as of the 1st day of May, 2009 (the “Effective Date”), by and between the Company, as hereinafter defined, and William T. Whamond (“Executive”). As used herein, the “Company” shall mean HCC Insurance Holdings, Inc., a Delaware corporation, or such other HCC entity as is designated by the Chief Executive Officer of HCC, for which Executive devotes from time to time the substantial portion of his efforts. The Company shall sometimes be referred to herein as “HCC.” Executive and the Company are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”
RECITALS:
     WHEREAS, Executive is to be employed as an officer or key employee of the Company;
     WHEREAS, it is the desire of the Company to engage Executive as an officer or key employee of the Company; and
     WHEREAS, Executive is desirous of being employed by the Company on the terms herein provided.
     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows:
AGREEMENT
     1. Term. Effective as of the Effective Date, the Company hereby employs Executive, and Executive hereby accepts such employment, on the terms and conditions set forth herein, for the period (the “Term”) commencing on the Effective Date and expiring at the earlier to occur of (a) 11:59 p.m. on April 30, 2013 (the “Expiration Date”) or (b) the Termination Date (as hereinafter defined).
     2. Duties.
          (a) Duties as Executive of the Company. Executive shall, subject to the supervision of the Chief Executive Officer of the Company (the “CEO”) or such other person designated by the CEO, act as the Executive Vice President and, as provided below in this Section 2(a), Chief Financial Officer of the Company in the ordinary course of its business with all such powers reasonably incident to the position or other such responsibilities or duties that may be from time to time assigned by the CEO. After May 22, 2009 and no later than August 11, 2009, at the sole discretion of Executive and upon three (3) days’ prior written notice to the CEO (with a copy to the General Counsel), Executive shall also assume the position of Chief Financial Officer. After his appointment as Chief Financial Officer, Executive may be reassigned or transferred to another management position as designated by the CEO, provided such position provides the same or greater level of responsibility as Chief Financial Officer and provided Executive continues to report to the CEO. During normal business hours, Executive shall devote his full time and attention to diligently attending to the business of the Company. During the Term, Executive shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person, firm, corporation, or organization, whether for compensation or otherwise, without the prior written consent of the CEO. However, Executive shall have the right to engage in such activities as may be appropriate in order to manage his personal investments and in educational, charitable and philanthropic activities so long as such activities do not materially interfere or conflict with the performance of his duties to the Company hereunder. The conduct of such activity shall not be deemed to materially interfere or conflict with Executive’s performance of his duties until Executive has been notified in writing thereof and given a reasonable period in which to cure the same.
          (b) Other Duties.
          (1) If elected, Executive agrees to serve as a member of such managerial committees of the Company and of any of its direct or indirect parents or subsidiaries (collectively, “Affiliates”) and in one or more executive offices of any of the Company’s Affiliates, provided Executive is indemnified for serving in any and all such capacities in a manner acceptable to the Company and Executive. If elected, Executive agrees that he shall not be entitled to receive any compensation for serving as a director of the Company, or in any capacities for the Company or the Company’s Affiliates other than the compensation to be paid to Executive by the Company pursuant to this Agreement.
          (2) Executive acknowledges and agrees that he has read and considered the written business policies and procedures of HCC as posted on HCC’s intranet and that he will abide by such policies and procedures throughout the term of his employment with the Company. Executive further agrees that he will familiarize himself with any amendments to the policies and procedures and that he will abide by such policies and procedures as they may change from time to time.
     3. Compensation and Related Matters.
          (a) Base Salary. Executive shall receive an initial base salary paid by the Company of $750,000 per year during the Term. At the sole discretion of HCC, the base salary may be increased. For purposes of this Agreement, “Base Salary” shall mean Executive’s initial base salary or, if increased, then the increased base salary. The Base Salary shall be paid in substantially equal semi-monthly installments.
          (b) Bonus Plan. During the Term, Executive shall be eligible to receive, in addition to the Base Salary, an annual cash and/or stock bonus payment in amounts to be determined as follows:
          (1) If Executive is a participant under the 2008 Flexible Incentive Plan (the “Incentive Plan”) for a calendar year during the Term, then Executive’s bonus payment, if any, for such year shall be determined and paid in accordance with the terms of the Incentive Plan.
          (2) If Executive is not a participant in the Incentive Plan, Executive shall be eligible to receive an annual cash and/or stock bonus payment in an amount, which may be zero, to be determined at the sole discretion of the CEO in accordance with HCC’s policies. The CEO or such other person may unilaterally reduce or eliminate any annual bonus payment, if any, up until the time the bonus is actually paid (and notwithstanding any earlier, tentative determination of the bonus amount). Subject to Sections 4(b), 4(c), 4(d) and 4(f), no bonus payment shall be paid to Executive for a year if Executive’s Termination Date occurs at any time during such year. Moreover, even if Executive is employed by HCC on the last day of the year for which a bonus may be payable, Executive shall not be eligible for the payment of bonus compensation for such year if this Agreement or his employment with HCC terminates for any reason prior to the payment of such bonus compensation, other than termination by the Company without “Cause,” termination by Executive for “Good Reason,” Death, Disability or termination by Executive in connection with a “Change of Control” pursuant to Section 4(f).
          (3) Notwithstanding Sections 3(b)(1) and (2), Executive’s bonus payment for the bonus year ending December 31, 2009 shall be not less than $250,000 and shall be paid in cash. Such payment shall occur after December 31, 2009 and on or before March 15, 2010.
          (4) Notwithstanding Sections 3(b)(1) and (2), if the Agreement expires in accordance with its terms on the Expiration Date, Executive shall be entitled to consideration for a prorated bonus for the bonus year ending December 31, 2013 based on that portion of the bonus year Executive was employed by the Company. Such payment shall occur after December 31, 2013 and on or before March 15, 2014.
          (c) Expenses. During the Term, Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him (in accordance with the policies and procedures established by the Company) in performing services hereunder, provided that Executive properly accounts therefor in accordance with Company policy.
          (d) Other Benefits.
          (1) From time to time the Company may make available other compensation and employee benefit plans and arrangements. Executive shall be eligible to participate in such other compensation and employee benefit plans and arrangements on the same basis as similarly situated employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and arrangements, as amended from time to time. Nothing in this Agreement shall be deemed to confer upon the Executive or any other person (including any beneficiary) any rights under or with respect to any such plan or arrangement or to amend any such plan or arrangement, and the Executive and each other person (including any beneficiary) shall be entitled to look only to the express terms of any such plan or arrangement for his or her rights thereunder. Nothing paid to Executive under any such plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to Executive pursuant to Section 3(a).
          (2) If Executive’s employment ceases pursuant to Section 4(c), 4(d), or 4(f), the Company shall provide continuation coverage under COBRA for Executive and/or each of his qualified beneficiaries under the Company group health plans in which they participate on the Termination Date for twelve (12) months. The Company shall pay the full required premium for such continuation coverage.
          (e) Vacation. Executive shall be entitled to twenty-five (25) vacation days each year of full employment during the Term, exclusive of holidays, as long as the scheduling of Executive’s vacation does not interfere with the Company’s normal business operation. Vacation not used by the Executive during the calendar year will be forfeited. For purposes of this Paragraph, weekends shall not count as Vacation days. Executive shall also be entitled to all paid holidays given by the Company.
          (f) Life Insurance. The Company shall provide to Executive a term life insurance policy or policies in an aggregate face amount of $1,000,000.00 and shall pay the premiums therefor during the Term. Upon Executive’s cessation as an employee of the Company during or after the Term for any reason other than death, the Company shall assign such policy or policies to Executive. The life insurance provided for in this Section 3(f) shall be in addition to the group life insurance program covering Executive and substantially all of the employees of the Company during the Term.
          (g) Air Travel. During the Term, Executive shall be entitled to domestic first class and international club business class air travel, where available, when traveling on Company business, and Executive agrees to use any upgrade programs or opportunities for such travel whenever feasible.
          (h) Relocation Costs. Benefits in connection with Executive’s relocation to Houston, Texas, which shall include a resale guarantee relating to Executive’s sale of his residence in New Rochelle, New York, in accordance with the terms of that certain Relocation Policy and Reimbursement Agreement (“Relocation Agreement”) to be entered into contemporaneously herewith
          (i) Stock Options. Stock options, if any, issued to Executive during the Term shall be issued under a stock option agreement containing terms with respect to vesting and exercise upon the occurrence of certain termination events that are substantially the same as those set forth on Exhibit 3(i) hereto, subject to any then required approval by the Compensation Committee of the Board.
          (j) Proration. The Base Salary payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire year shall be prorated in accordance with the number of days in such calendar year during which he is so employed.

     4. Termination.
          (a) Definitions.
          (1) “Cause” shall mean:
          (i) the Executive’s failure or refusal to perform substantially his material duties, responsibilities and obligations (other than a failure resulting from the Executive’s incapacity due to physical or mental illness or other reasons beyond the control of the Executive) as determined in the reasonable discretion of the CEO;
          (ii) any act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (“Fraud”) which results in material harm to Company;
          (iii) conviction of (or a plea of nolo contendere) to an offense which is a felony in the jurisdiction or which is a misdemeanor in the jurisdiction involved but which involves Fraud;
          (iv) a material breach of this Agreement by the Executive, including without limitation, any breach of the non-competition or confidentiality provisions of this Agreement; or
          (v) the Executive’s failure to act or discharge or negligently acting or discharging any material part of his duties or obligations as determined in the reasonable discretion of the CEO.
Provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to the Executive describing the nature of such event and the Executive shall thereafter have ten (10) calendar days to cure such event to the satisfaction of the Company.
     (2) A “Change of Control” shall be deemed to have occurred if:
     (i) Any “person” or “group” (within the meaning of sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the Company’s then outstanding voting common stock; or
     (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (a) in which a majority of the directors of the surviving entity were directors of the Company prior to such consolidation or merger, and (b) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being changed into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or
     (iii) The shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
          (3) A “Disability” shall mean the inability of Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Executive shall be considered to have a Disability (i) if he is determined to be totally disabled by the Social Security Administration or (ii) if he is determined to be disabled under HCC’s long-term disability plan in which Executive participates and if such plan defines “disability” in a manner that is consistent with the immediately preceding sentence.
          (4) A “Good Reason” shall mean any of the following (without Executive’s express written consent):
     (i) A material diminution in the Executive’s Base Salary;
     (ii) A material diminution in Executive’s responsibilities, including Executive’s ceasing to directly report to the CEO;
     (iii) Executive’s involuntary relocation to any place, other than the executive offices as a result of the Company relocating its executive offices, exceeding a distance of 50 miles from the place of Executive’s normal place of employment on the Effective Date, except for reasonably required travel by Executive on the Company’s business; or
     (iv) Any material breach by the Company of any material provision of this Agreement.
However, Good Reason shall exist with respect to an above specified matter only if such matter is not corrected, or begun to be corrected, by the Company within thirty (30) days after the Company’s receipt of written notice of such matter from Executive. Any such notice from Executive must be provided within thirty (30) days after the initial existence of the specified event. In no event shall a termination by Executive occurring more than ninety (90) days following the initial date of the event described be a termination for Good Reason due to such event, whether that event is corrected or not.
          (5) “Termination Date” shall mean the date Executive’s employment with the Company terminates or is terminated for any reason pursuant to this Agreement.
          (b) Termination Without Cause or for Good Reason: Benefits. In the event the Company involuntarily terminates Executive’s employment with the Company without Cause or if Executive terminates employment with the Company for Good Reason (a “Termination Event”), this Agreement shall terminate and Executive shall be entitled to the following severance benefits:
          (1) An amount equal to the Base Salary (as defined in Section 3(a)) that would have been payable after the Termination Date and before the Expiration Date, at the rate in effect immediately prior to the Termination Event, payable in a lump sum discounted at the rate of return on 90-day Treasury bills in existence on the Termination Date to take into consideration the lump sum early payment within ninety (90) days after the Termination Date; provided that such payment shall in any event occur on or after such Termination Date and before March 15 of the year following the year containing such Termination Date;
          (2) An amount equal to the Base Salary paid to Executive during the prior year in lieu of any bonus payment that would have been earned for the year in which the Termination Date occurs, payable in a lump sum discounted at the rate of return on 90-day Treasury bills in existence on the Termination Date to take into consideration the lump sum early payment within ninety (90) days after the Termination Date; provided that such payment shall in any event occur on or after such Termination Date and before March 15 of the year following the year containing such Termination Date;
          (3) Payment of accrued Base Salary and unreimbursed business expenses through the Termination Date in accordance with Section 3(c). Such amounts shall be paid to Executive in a lump sum in cash within thirty (30) days after the Termination Date; and
          (4) Executive shall be free to accept other employment during such period, and other than as set forth herein, there shall be no offset of any employment compensation earned by Executive in such other employment during such period against payments due Executive under this Section 4, and there shall be no offset in any compensation received from such other employment against the severance benefits set forth above, unless the Executive is employed in a position of competing with the Company as described in Section 5 below.
          (c) Termination In Event of Death: Benefits. If Executive’s employment with the Company is terminated by reason of Executive’s death during the Term, this Agreement shall terminate without further obligation to Executive’s legal representatives under this Agreement, other than for:
          (1) payment of all accrued Base Salary through the Termination Date, unreimbursed business expenses through the Termination Date in accordance with Section 3(c), the amount of any bonus under Section 3(b) that relates to a prior year and that is unpaid as of the date of death, and an amount equal to twelve (12) months’ Base Salary payable to Executive’s estate in a lump sum in cash within ninety (90) days after the date of death; provided that such payment shall in any event occur on or after such date of death and before March 15 of the year following the year of death;
          (2) a payment in lieu of a bonus payment under Section 3(b) with respect to the year in which Executive dies equal to, (i) if such termination occurs on or before December 31, 2009, $250,000, or (ii) if such termination occurs on or after January 1, 2010, an amount equal to a pro rata amount of Executive’s bonus compensation for the prior calendar year; provided that the payment of any such bonus, if any, shall in any event occur on or after such date of death and before March 15 of the year following the year of death; and
          (3) continuing medical benefits under Section 3(d)(2).
          (d) Termination In Event of Disability: Benefits. If Executive’s employment with the Company is terminated by reason of Executive’s Disability during the Term, this Agreement shall terminate, but the Company shall pay the Executive
          (1) all accrued Base Salary through the Termination Date, unreimbursed business expenses through the Termination Date in accordance with Section 3(c), the amount of any bonus under Section 3(b) that relates to a prior year and that is unpaid as of the date of Disability, and an amount equal to twelve (12) months’ Base Salary payable to Executive in a lump sum in cash within ninety (90) days after the Termination Date due to Disability; provided that such payment shall in any event occur on or after such Termination Date and before March 15 of the year following the year containing such Termination Date;
          (2) for a payment in lieu of a bonus payment under Section 3(b) with respect to the year in which Executive’s employment terminates due to Disability equal to, (i) if such termination occurs on or before December 31, 2009, $250,000, or (ii) if such termination occurs on or after January 1, 2010, an amount equal to a pro rata amount of Executive’s bonus compensation for the prior calendar year; provided that any payment of such bonus, if any, shall in any event occur on or after such Termination Date and before March 15 of the year following the year containing such Termination Date.
          (e) Voluntary Termination by Executive and Termination for Cause: Benefits. Executive may terminate his employment with the Company by giving written notice of his intent and stating an effective Termination Date at least ninety (90) days after the date of such notice; provided, however, that the Company may accelerate such effective date by paying Executive through the proposed Termination Date (but not to exceed ninety (90) days). Upon such a termination by Executive or upon termination of Executive’s employment with the Company for Cause by the Company, this Agreement shall terminate and the Company shall pay to Executive all accrued Base Salary and all unreimbursed business expenses through the Termination Date in accordance with Section 3(c). Such amounts shall be paid to Executive in a lump sum in cash within thirty (30) days after the Termination Date. Executive shall have no entitlement to any bonus for the year in which the Termination Date occurs or for any unpaid bonus for the prior year.
          (f) Voluntary Termination by Executive after a Change of Control: Benefits. If Executive’s authority, duties, or responsibilities are materially diminished within twelve (12) months after a Change of Control occurs, Executive notifies the Company of such diminution within thirty (30) days, and the Company does not fully correct the condition within thirty (30) days after receiving such notice, Executive may voluntarily terminate her employment with the Company and shall be entitled to the following severance benefits:

          (1) An amount equal to the Base Salary (as defined in Section 3(a)) that would have been payable after the Termination Date and before the Expiration Date, at the rate in effect immediately prior to the Termination Event, payable in a lump sum discounted at the rate of return on 90-day Treasury bills in existence on the Termination Date to take into consideration the lump sum early payment within ninety (90) days after the Termination Date; provided that such payment shall in any event occur on or after such Termination Date and before March 15 of the year following the year containing such Termination Date;
          (2) An amount equal to the Base Salary paid to Executive during the prior year in lieu of any bonus payment that would have been earned for the year in which the Termination Date occurs, payable in a lump sum discounted at the rate of return on 90-day Treasury bills in existence on the Termination Date to take into consideration the lump sum early payment within ninety (90) days after the Termination Date; provided that such payment shall in any event occur on or after such Termination Date and before March 15 of the year following the year containing such Termination Date;
          (3) All unreimbursed business expenses through the Termination Date in accordance with Section 3(c). Such amounts shall be paid to Executive in a lump sum in cash within thirty (30) days after the Termination Date;
          (4) All stock options granted to Executive prior to the Effective Date shall vest immediately, regardless of any limitation or condition when granted, and each such option shall be exercisable for the period provided in the respective option grant agreement with respect to such option. The provisions of this Section 4(f)(3) constitute an amendment to the terms of each applicable option agreement (including agreements for options granted on or after the Effective Date); and
          (5) Executive shall be free to accept other employment during such period, and other than as set forth herein, there shall be no offset of any employment compensation earned by Executive in such other employment during such period against payments due Executive under this Section 4, and there shall be no offset in any compensation received from such other employment against the severance benefits set forth above, unless the Executive is employed in a position of competing with the Company as described in Section 5 below.
          (g) Director and Officer Positions. Executive agrees that upon termination of employment, for any reason, Executive will immediately tender his resignation from any and all Board or officer positions held with the Company and/or any of its Affiliates.
     5. Non-Competition, Non-Solicitation and Confidentiality. The Company agrees to give Executive access to Confidential Information (including, without limitation, Confidential Information, as defined below, of the Company’s Affiliates) that Executive has not had access to or knowledge of before the execution of this Agreement. At the time this Agreement is made, the Company agrees to provide Executive with initial and ongoing Specialized Training, which Executive has not had access to or knowledge of before the execution of this Agreement. “Specialized Training” includes the training the Company provides to its employees that is unique to its business and enhances Executive’s ability to perform Executive’s job duties effectively.

Specialized Training includes, without limitation, orientation training; sales methods/techniques training; operation methods training; and computer and systems training.
          (a) Non-Competition During Employment. Executive agrees that, in consideration for the Company’s promise to provide Executive with Confidential Information and Specialized Training, during the Term, he will not compete with the Company by engaging in the conception, design, development, production, marketing, or servicing of any product or service that is substantially similar to the products or services which the Company provides, and that he will not work for, in any capacity, assist, or become affiliated with as an owner, partner, etc., either directly or indirectly, any individual or business which offers or performs services, or offers or provides products substantially similar to the services and products provided by Company; provided, however, Executive shall not be prevented from owning no more than 2% of any company whose stock is publicly traded.
          (b) Conflicts of Interest. Executive agrees that during the Term, he will not engage, either directly or indirectly, in any activity (a “Conflict of Interest”) that might adversely affect the Company or its Affiliates, including ownership of a material investment in a competitor of the Company or its Affiliates, ownership of a material interest in any supplier, contractor, distributor, subcontractor, customer or other entity with which the Company does business or acceptance of any material payment, service, loan, gift, trip, entertainment, or other favor from a supplier, contractor, distributor, subcontractor, customer or other entity with which the Company does business, and that Executive will promptly inform the CEO as to each offer received by Executive to engage in any such activity. As used in this Section 5(b), “materiality” shall be viewed from the perspective of Executive. Executive further agrees to disclose to the Company any other facts of which Executive becomes aware which in Executive’s good faith judgment could reasonably be expected to involve or give rise to a Conflict of Interest or potential Conflict of Interest.
          (c) Non-Competition After Termination. Executive agrees that in order to protect the Company’s Confidential Information, it is necessary to enter into the following restrictive covenant, which is ancillary to the enforceable promises between the Company and Executive otherwise contained in this Agreement. Executive agrees that Executive shall not, at any time during the Restricted Period (as hereinafter defined), within any of the markets in which the Company has sold products or services or formulated a plan to sell products or services into a market during the last twelve (12) months of Executive’s employ, engage in or contribute Executive’s knowledge to any work which is competitive with or similar to a product, process, apparatus, service, or development on which Executive worked while employed by the Company. It is understood that the geographical area set forth in this covenant is divisible so that if this clause is invalid or unenforceable in an included geographic area, that area is severable and the clause remains in effect for the remaining included geographic areas in which the clause is valid. For the purpose of this Agreement, “Restricted Period” means a period of twenty-four (24) months after termination of Executive’s employment with the Company; provided, however, that in the event Executive is terminated by the Company without “Cause” or Executive terminates his employment for “Good Reason” or in connection with a “Change of Control” pursuant to Section 4(f), such period shall be twelve (12) months. The Restricted Period shall commence at the time Executive ceases to be a full-time employee of the Company.

          (d) Confidential Information. Executive agrees that he will not, except as the Company may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, publish or otherwise disclose to any third party any Confidential Information or proprietary information of the Company, or authorize anyone else to do these things at any time either during or subsequent to his employment with the Company. This Paragraph shall continue in full force and effect after termination of Executive’s employment and after the termination of this Agreement. Executive’s obligations under this Paragraph with respect to any specific Confidential Information and proprietary information shall cease when that specific portion of the Confidential Information and proprietary information becomes publicly known, in its entirety and without combining portions of such information obtained separately. It is understood that such Confidential Information and proprietary information of the Company include matters that Executive conceives or develops, as well as matters Executive learns from other employees of the Company. “Confidential Information” is defined to include information: (1) disclosed to or known by Executive as a consequence of or through his employment with the Company; (2) not generally known outside the Company; and (3) that relates to any aspect of the Company or its business, finances, operation plans, budgets, research, or strategic development. “Confidential Information” includes, but is not limited to, the Company’s trade secrets, proprietary information, financial documents, long range plans, customer lists, employer compensation, marketing strategy, data bases, costing data, computer software developed by the Company, investments made by the Company, and any information provided to the Company by a third party under restrictions against disclosure or use by the Company or others.
          (e) Non-Solicitation. To protect the Company’s Confidential Information, and in the event of Executive’s termination of employment for any reason whatsoever, whether by Executive or the Company, it is necessary to enter into the following restrictive covenant, which is ancillary to the enforceable promises between the Company and Executive otherwise contained in this Agreement. Executive covenants and agrees that during Executive’s employment and for the Non-solicitation Period, Executive will not, directly or indirectly, either individually or as a principal, partner, agent, consultant, contractor, employee or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, except on behalf of the Company, solicit business, or attempt to solicit business, and products or services competitive with products or services sold by the Company, from the Company’s clients or customers, or those individuals or entities with whom the Company did business during Executive’s employment. Executive further agrees that during Executive’s employment and for the Non-Solicitation Period, Executive will not, either directly or indirectly, or by acting in concert with others, solicit or influence any Company employee to leave the Company’s employment. For the purpose of this Agreement, “Non-solicitation Period” means a period of twenty-four (24) months after termination of Executive’s employment with the Company; provided, however, that in the event Executive is terminated by the Company without “Cause” or Executive terminates his employment for “Good Reason” or in connection with a “Change of Control” pursuant to Section 4(f), such period shall be twelve (12) months.
          (f) Return of Documents, Equipment, Etc. All writings, records, and other documents and things comprising, containing, describing, discussing, explaining, or evidencing any Confidential Information, and all equipment, components, parts, tools, and the like in Executive’s custody or possession that have been obtained or prepared in the course of Executive’s employment with the Company shall be the exclusive property of the Company, shall not be copied and/or removed from the premises of the Company, except in pursuit of the business of the Company, and shall be delivered to the Company, without Executive retaining any copies, upon notification of the termination of Executive’s employment or at any other time requested by the Company. The Company shall have the right to retain, access, and inspect all property of Executive of any kind in the office, work area, and on the premises of the Company upon termination of Executive’s employment and at any time during employment by the Company to ensure compliance with the terms of this Agreement.
          (g) Reaffirm Obligations. Upon termination of Executive’s employment with the Company, Executive, if requested by Company, shall reaffirm in writing Executive’s recognition of the importance of maintaining the confidentiality of the Company’s Confidential Information and proprietary information, and reaffirm any other obligations set forth in this Agreement.
          (h) Prior Disclosure. Executive represents and warrants that Executive has not used or disclosed any Confidential Information he may have obtained from the Company prior to signing this Agreement, in any way inconsistent with the provisions of this Agreement.
          (i) No Previous Restrictive Agreements. Executive represents that, except as disclosed in writing to the Company, Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Executive’s employment by the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Executive further represents that Executive’s performance of all the terms of this Agreement and Executive’s work duties for the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive in confidence or in trust prior to Executive’s employment with the Company, and Executive will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or other party.
          (j) Breach. Executive agrees that any breach of Sections 5(a) through (f) above cannot be remedied solely by money damages, and that in addition to any other remedies Company may have, Company is entitled to obtain injunctive relief against Executive. Nothing herein, however, shall be construed as limiting the Company’s right to pursue any other available remedy at law or in equity, including recovery of damages and termination of this Agreement and/or any termination or offset against any payments that may be due pursuant to this Agreement.
          (k) Right to Enter Agreement; Payment of Loans. Executive represents and covenants to the Company that he has full power and authority to enter into this Agreement and that the execution and performance of this Agreement will not breach or constitute a default of any other agreement or contract to which he is a party or by which he is bound. Executive further acknowledges that he has repaid all outstanding loans from the Company prior to entering into this Agreement.
          (l) Enforceability. The agreements contained in this Section 5 are independent of the other agreements contained herein. Accordingly, failure of the Company to comply with any of its obligations outside of this Section do not excuse Executive from complying with the agreements contained herein.
          (m) Survivability. The agreements contained in this Section 5 shall survive the termination of this Agreement for any reason.
          (n) Reformation. If a court concludes that any time period or the geographic area specified in Sections 5(c) or (e) of this Agreement are unenforceable, then the time period will be reduced by the number of months, or the geographic area will be reduced by the elimination of the overbroad portion, or both, so that the restrictions may be enforced in the geographic area and for the time to the fullest extent permitted by law.
     6. Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by the Executive and may be assigned by the Company only to a successor by merger or purchasers of substantially all of the assets of the Company. The Company shall obtain the assumption and performance of this Agreement by any such successor or purchasers; provided, however, that such commitment by the Company (including a failure to satisfy such commitment) shall not give Executive the right to object to or enjoin any transaction among the Company, any of its affiliates, and any such successor or purchasers. To the extent a failure by the Company to satisfy the foregoing commitment constitutes a material breach of this Agreement and to the extent not cured in accordance with Section 4(a)(4), such failure shall constitute “Good Reason” pursuant to Section 4(a)(4)(iii).
     7. Binding Agreement. Executive understands that his obligations under this Agreement are binding upon Executive’s heirs, successors, personal representatives, and legal representatives.
     8. Notices. All notices pursuant to this Agreement shall be in writing and sent certified mail, return receipt requested, addressed as set forth below, or by delivering the same in person to such party, or by transmission by facsimile to the number set forth below (which shall not constitute notice). Notice deposited in the United States Mail, mailed in the manner described hereinabove, shall be effective upon deposit. Notice given in any other manner shall be effective only if and when received:

If to Executive:	William T. Whamond
76 Pryer Terrace
New Rochelle, New York 10804

If to Company:	HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040
Attn: General Counsel
Fax: (713) 744-9648

     9. Waiver. No waiver by either party to this Agreement of any right to enforce any term or condition of this Agreement, or of any breach hereof, shall be deemed a waiver of such right in the future or of any other right or remedy available under this Agreement.
     10. Severability. If any provision of this Agreement is determined to be void, invalid, unenforceable, or against public policy, such provisions shall be deemed severable from the Agreement, and the remaining provisions of the Agreement will remain unaffected and in full force and effect.
     11. Entire Agreement. The terms and provisions contained herein shall constitute the entire agreement between the parties with respect to Executive’s employment with Company during the time period covered by this Agreement. This Agreement replaces and supersedes any and all existing Agreements entered into between Executive and the Company relating generally to the same subject matter, if any, and shall be binding upon Executive’s heirs, executors, administrators, or other legal representatives or assigns.
     12. Modification of Agreement. This Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by Executive and an officer or other authorized executive of Company.
     13. Understand Agreement. Executive represents and warrants that he has read and understood each and every provision of this Agreement, and Executive understands that he has the right to obtain advice from legal counsel of his choice, if necessary and desired, in order to interpret any and all provisions of this Agreement, and that Executive has freely and voluntarily entered into this Agreement.
     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof.
     15. Jurisdiction and Venue. With respect to any litigation regarding this Agreement, Executive agrees to venue in the state or federal courts in Harris County, Texas, and agrees to waive and does hereby waive any defenses and/or arguments based upon improper venue and/or lack of personal jurisdiction. By entering into this Agreement, Executive agrees to personal jurisdiction in the state and federal courts in Harris County, Texas.
     16. Arbitration. Disputes between the parties shall be settled by binding arbitration in the city of Houston in the State of Texas in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the “AAA Rules”). Arbitration will be conducted by one (1) arbitrator The Company and Executive agree to use all commercially reasonable efforts to cause the arbitration hearing to be conducted within sixty (60) calendar days after the appointment of the last of the arbitrator and to use all commercially reasonably efforts to cause the arbitrator’s decision to be furnished within ninety-five (95) calendar days after his or her appointment. The Company and Executive further agree that discovery shall be completed at least twenty (20) Business Days prior to the date of the arbitration hearing. The final decision of the arbitrators shall be furnished to the Company and Executive in writing and shall constitute a conclusive determination of the issue in question, binding upon the Company and Executive and shall not be contested by either of them. In any arbitration of a non-statutory claim, the Company and Executive shall each pay their own expenses (including attorneys’ fees), and the Company and Executive shall each pay fifty percent (50%) of the fees and expenses associated with the arbitration (including the arbitrators’ fees and expenses).
     17. Tolling. If Executive violates any of the restrictions contained in Sections 5(c) or (e), the Restricted Period and the Non-Solicitation Period, respectively, will be suspended and will not run in favor of Executive from the time of the commencement of any violation until the time when Executive cures the violation to the Company’s satisfaction.
     18. Compliance With Section 409A.
          (a) Delay in Payments. Notwithstanding anything to the contrary in this Agreement, (i) if upon the Termination Date, Executive is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, or any regulations or Treasury guidance promulgated thereunder (the “Code”) and the deferral of any amounts otherwise payable under this Agreement as a result of Executive’s termination of employment is necessary in order to prevent any accelerated or additional tax to Executive under Code Section 409A, then the Company will defer the payment of any such amounts hereunder until the date that is six (6) months following the date of Executive’s termination of employment with the Company, at which time any such delayed amounts will be paid to Executive in a single lump sum, with interest from the date otherwise payable at the United States prime rate as published in the “Money Rates” section of The Wall Street Journal on the first publication date coincident with or immediately following the Termination Date, and (ii) if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Code Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Code Section 409A and if this subsection (ii) does not otherwise cause the application of an accelerated or additional tax under Code Section 409A.
          (b) Overall Compliance. To the extent any provision of this Plan or any omission from the Plan would (absent this Section 18(b)) cause amounts to be includable in income under Code section 409A(a)(1), the Plan shall be deemed amended to the extent necessary to comply with the requirements of Code section 409A; provided, however, that this Section 18(b) shall not apply and shall not be construed to amend any provision of the Plan to the extent this Section 18(b) or any amendment required thereby would itself cause any amounts to be includable in income under Code section 409A(a)(1).
          (c) Reformation. If any provision of this Agreement would cause Executive to incur any additional tax under Code Section 409A , the parties will in good faith attempt to reform the provision in a manner that maintains, to the extent possible, the original intent of the applicable provision without violating the provision of Code Section 409A.
[signature page follows]

     IN WITNESS WHEREOF, the Parties have executed this Agreement in multiple copies, effective as of the date first written above.

EXECUTIVE:	COMPANY:
HCC Insurance Holdings, Inc.

/s/ William T. Whamond William T. Whamond	By:	/s/ Frank J. Bramanti Frank J. Bramanti,
Date: April 28, 2009		Chief Executive Officer
Date: April 28, 2009

Acknowledged by:

	By:	/s/ John N. Molbeck, Jr.

John N. Molbeck, Jr.,
President and Chief Operating Officer
Date: April 28, 2009
Signature Page
Employment Agreement — Whamond

Exhibit 3(i)
Option Vesting and Exercise Provisions
Termination of Employment.
1. In the event the employment of the Employee is terminated by the Employee for Good Reason (as defined in the Employment Agreement between the Company and the Employee entered into effective as of May 1, 2009 (the “Employment Agreement”)) or by the Company without Cause (as such term is defined in the Employment Agreement), the Employee shall have the right to exercise this option for the full number of shares not previously exercised or any portion thereof, except as to the issuance of fractional shares, to the full extent of this option at any time within the unexpired term of this option.
2. In the event the employment of the Employee is terminated for Cause or by Employee without Good Reason, the Employee shall have the right at any time within thirty (30) days after the termination of such employment or, if shorter, during the unexpired term of this option, to exercise this option for the full number of shares not previously exercised or any portion thereof, except as to the issuance of fractional shares, but only to the extent this option was otherwise exercisable in accordance with Paragraph 4 hereof as of the date of such termination of employment.
3. In the event the employment of the Employee is terminated by reason of Disability, then the Employee shall have the right to exercise this option for the full number of shares not previously exercised or any portion thereof, except as to the issuance of fractional shares, to the full extent of this option at any time within the unexpired term of this option.
4. In the event of the death of the Employee while in the employ of the Company or the Subsidiaries, this option may be exercised for the full number of shares not previously exercised, or any portion thereof, except as to the issuance of fractional shares, to the full extent of this option at any time within the unexpired term of this option, by the person or persons to whom the Employee’s rights under this option shall pass by the Employee’s will or by the laws of descent and distribution, whichever is applicable.
5. In the event the Employee terminates his employment on a Change of Control (as defined in the Employment Agreement), then the Employee shall have the right to exercise this option for the full number of shares not previously exercised or any portion thereof, except as to the issuance of fractional shares, to the full extent of this option at any time within the unexpired term of this option.
Exhibit 3(i)

Relocation Policy and Reimbursement Agreement
This Agreement is effective as of the date signed. It is between HCC Insurance Holdings, Inc. (the “Company” or “HCC”) and William T. Whamond (“You”, “Your”, or “Employee”).
HCC has agreed to spend a substantial sum of money for the purpose of relocating you and your legally-recognized immediate family members who currently live with you to the Houston, Texas area (“Houston”).
The Company will reimburse you for reasonable and proper amounts or provide advance assistance of expenses incurred as a result of your relocation from your current place of residence to Houston.
You are eligible to have your relocation expenses reimbursed after relocating from your former residence to Houston, Texas. All relocation expenses should be filed separately from other types of reimbursable business expenses and should be clearly marked “Relocation Expenses.”
The Administration Department will assist relocating employees to facilitate their move. Please contact the Administration Department (Debbie Riffe, Vice President of Administration 713-744-9634) to obtain the names of outside services, such as movers and real estate brokers, to help you relocate.
The Internal Revenue Service (IRS) requires that certain relocation and moving expenses paid to and on behalf of an employee be included as regular income and reflected on the employee’s W-2. The Company includes these amounts, when applicable, on the employee’s W-2 summary of earnings. The employee is allowed to deduct certain moving expenses (other than those reimbursed by the Company and excluded from the employee’s W-2) as adjustments to gross income in calculating individual income tax. The Company will provide a breakdown of all relocation expenses to ensure the necessary information for completing the required tax forms. You are advised to see qualified tax counsel for advice in these areas where specific questions arise.
To the extent the Company’s payment of reasonable relocation and moving expenses in accordance with the foregoing is reported as taxable income to you on IRS Form W-2, the Company shall make an additional tax gross-up payment to you such that the total of that payment plus the amount of the reported taxable reimbursement of relocation and moving expenses shall equal the amount of the reported taxable reimbursement divided by 0.6355 (i.e., 1 minus the deemed marginal income tax rate of 36.45%).
In order to address the financial concerns you may have regarding a move, HCC has put together the following relocation package. Included in this package are some items that may help to address some personal concerns you may also have.
1.	The Company will assist you with two (2) house hunting trips of not more than five (5) days and four (4) nights, each for the purpose of orienting yourselves with the Houston area and to locate a new residence. House hunting expenses apply to both you and your spouse: They include the cost of transportation, meals, and lodging. You may claim these expenses only if the travel begins after an Employment Agreement is signed and travel is primarily to look for a place to live. The cost of transportation includes parking fees and tolls, plus actual expenses, such as gas. Accurate records of each expense must be kept and the original receipts provided when seeking reimbursement. Entertainment and personal expenses are not reimbursable.
2.	In some instances, you may wish to have an additional family member(s) to accompany you on a house hunting trip or someone other than your spouse. In such cases, approval by the Vice President of Human Resources will be required.

3.	All arrangements and accommodations for these trips (includes air, rental car, and lodging) are provided through the Company’s Corporate Travel Department.

4.	The Company will pay for temporary housing, up to seven months, capped at $4,500 per month for the initial 3 months and $3,000 per month thereafter.

5.	The Company will contract with a moving van lines to provide services to you at a discounted rate. The type and extent of assistance in relocation of your household goods is as follows:
a.	The cost of normal household moving service from the former permanent residence to the new residence.

b.	The cost for normal moving services including packing of normal household effects for shipment and unpacking and placement of household goods at the new residence.

c.	The Company will pay for full replacement valuation at released value of $3.50 times the shipping weight. If the coverage is determined by you as not sufficient, additional coverage can be purchased at your own expense.

d.	The cost of normal move via moving van or auto carrier for two personal vehicles from the former permanent residence to the new residence.

e.	The normal cost of storage during the period you are in temporary housing.
No assistance will be provided for the following:
a.	Moving or shipment of items such as livestock, boats, shrubs, construction materials, additional cars, or similar items requiring special handling.

b.	Removal or installation of permanently fixed items such as lighting fixtures, fencing, patios, fireplaces, etc.

c.	Assembly or disassembly of, pool tables, waterbeds, outdoor fixtures, appliances, etc.

d.	Purchase of fixtures, appliances, equipment, or materials for new residence.

e.	Tips or gifts to moving company employees.

f.	Any services performed by you, your dependents or relatives.
6.	When you sell your primary residence, you will be reimbursed for the following costs, including but not limited to:
a.	Real estate commission (limited to prevailing local rate, but not to exceed seven percent (7%)). If you should sell your home without a real-estate agent, you will receive 2% of the selling price as a bonus.

b.	One real estate appraisal.

c.	Real estate transfer taxes.

d.	Title survey costs.

e.	Legally required inspection fees (if paid by seller).
7.	When you purchase a residence to be used as your primary residence in Houston, you will be reimbursed for customary buying cost, including, but not limited to:
a.	Mortgage applications and credit rating fee.

b.	Cost of building inspection, plot survey, and termite inspection, if required by mortgage lending institution.

c.	Title insurance premium (only if specifically required by state statute or mortgage lending institution).

d.	Recording fees and property tax transfer.
No reimbursement will be allowed for the following:
a.	Baby-sitting.

b.	Care of pets.

c.	Disconnecting and connecting appliances and utilities.

d.	Removing and installing antennas, carpet and draperies.

e.	Home cleaning, maintenance or repair costs.
8.	After joining HCC, you promptly will obtain two bona fide appraisals for the value of your New Rochelle residence. After receiving those two appraisals, you will place the home on the market at a fair market price. If your home has not sold after 90 days on the market, at the Executive’s option, HCC will purchase the home at the average price of the two appraisals. The Executive must elect this option no later than 120 days after joining HCC. The appraisals, marketing of the home and, if necessary, HCC’s purchase of the home, must be completed within six months of your joining HCC.
9.	The Company will provide transportation for you and your family at the time of the move by air transportation (First Class). At the time of the move, if you drive your family to Houston, you will be paid daily expenses of $400 not to exceed a total of $2000. If air transportation is chosen as the travel method, please contact the Company’s Corporate Travel Department for assistance with making reservations. Eight days advance notice is required.
Before any reimbursement is made under this Relocation Policy and Reimbursement Agreement, you will be required to sign a Promissory Note requiring you to reimburse the Company for all expenses paid by the Company and all payments to you (including any amounts withheld for taxes), if you should voluntarily leave the employment of the Company before December 31, 2009 (unless for Good Reason or Special Reason as defined in the employment Agreement).
You understand and agree that the Company’s agreement to pay certain relocation costs and expenses is contingent upon your relocation to Houston, no later than July 1, 2009, as well as your continued employment with the Company until at least December 31, 2009. You further understand and agree that should you voluntarily leave the Company’s employment before December 31, 2009 (unless for Good Reason as defined in the Employment Agreement), you must repay the Company all expenses paid by the Company and all payments to you (including the tax gross-up payment and any amounts withheld for taxes) in connection with the relocation.
You further agree and authorize the Company to withhold wages, expense reimbursements, unused earned paid time off, benefits and any other monies or property due you in order to satisfy any repayment obligation.
In order to receive relocation benefits, the Relocation Policy and Reimbursement Agreement, together with the Employment Agreement, must be signed and returned to the General Counsel via e-mail (rrinicella@hcc.com) or facsimile transmission (713-744-9648).
I have read, understand, and agree to abide by the terms of this Agreement.

Signature:	/s/ William T. Whamond	Date: April 28, 2009
William T. Whamond

Exhibit 99.1
WHAMOND ELECTED CHIEF FINANCIAL OFFICER
OF HCC INSURANCE HOLDINGS, INC.
HOUSTON (April 29, 2009) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) announced today that W. Tobin Whamond, presently a Managing Director in Wachovia Capital Markets’ Mergers and Acquisitions Group and Head of Financial Institutions Mergers and Acquisitions, has been elected by the Company’s Board of Directors as an Executive Vice President and will become HCC’s Chief Financial Officer later in the year.
Whamond’s election as Executive Vice President is effective May 1, 2009. He will also replace Chief Financial Officer Edward H. Ellis, Jr., 66, who will be retiring from the Company at the expiration of Ellis’s current employment agreement on December 31, 2009. Whamond will succeed to the Chief Financial Officer’s role after a brief transition period.
Whamond has been with Wachovia’s Mergers & Acquisitions Group since 2002, serving as Director and Managing Director. Prior to that, he spent nearly nine years with Goldman, Sachs & Co., becoming Vice President of the Mergers and Acquisitions Group. Whamond has a B.S.B.A. degree in Finance from Georgetown University.
“Tobin Whamond joins HCC with a strong background in both finance and in mergers and acquisitions. These capabilities will enable him to assume a major role in continuing the growth of the Company and in delivering value to our shareholders. We are extremely pleased he is joining our team,” HCC Chief Executive Officer Frank J. Bramanti said. “We also want to recognize the substantial contributions Ed Ellis has made to HCC during his 11 years of service as our Chief Financial Officer.”
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. (HCC) is a leading international specialty insurance group with offices across the United States and in Bermuda, Ireland, Spain and the United Kingdom. HCC has assets of $8.3 billion, shareholders’ equity of $2.6 billion and is rated AA (Very Strong) by Standard & Poor’s and AA (Very Strong) by Fitch Ratings. In addition, HCC’s major domestic insurance companies are rated A+ (Superior) by A.M. Best Company.
For more information, visit our website at www.hcc.com.
Contact: Barney White, HCC Vice President of Investor Relations
                    Telephone: (713) 744-3719
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
* * * * *